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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                    -----------------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                    -----------------------------------

DATE OF REPORT: AUGUST 12, 2005
DATE OF EARLIEST EVENT REPORTED:    AUGUST 10, 2005

                              COMMSCOPE, INC.
           (Exact name of registrant as specified in its charter)


      DELAWARE                  1-12929                36-4135495
  (State or other      (Commission File Number)     (I.R.S. Employer
  jurisdiction of                                    Identification
   incorporation)                                        Number)
                          1100 COMMSCOPE PLACE, SE
                                P.O. BOX 339
                       HICKORY, NORTH CAROLINA 28602

                  (Address of principal executive offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:     (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement.
            -------------------------------------------

     On August 10, 2005, the Compensation Committee (the "Compensation Committee") of the Board of Directors of CommScope, Inc. (the "Company") increased the annual base salary for certain officers of the Company, effective as of August 21, 2005. The named executive officers and their respective salaries are as follows:

           NAME AND PRINCIPAL POSITION           SALARY
           ---------------------------         -----------
           Frank M. Drendel                    $  672,000
           Chairman and Chief Executive
           Officer
           -----------------------------------------------
           Brian D. Garrett
           President and Chief Operating       $  437,000
           Officer
           -----------------------------------------------
           Jearld L. Leonhardt
           Executive Vice President and        $  330,000
           Chief Financial Officer
           -----------------------------------------------
           Randall W. Crenshaw
           Executive Vice President and        $  318,000
           General Manager, Enterprise

     In addition, the Compensation Committee increased the amount of the annual retainer to be paid to non-employee directors of the Company to $45,000, and increased the amount of the annual retainer to be paid to non-employee directors of the Company who serve as committee chairpersons to $50,000, effective as of October 1, 2005.

Item 8.01.  Other Events.
            ------------

     On August 10, 2005, the Compensation Committee took action with respect to certain stock option agreements with employees, including named executive officers, to provide that the unvested portions of the options covered by such agreements will be immediately vested and exercisable. The total number of shares of the Company's common stock, par value $0.01 per share, underlying options for which vesting has been accelerated was approximately 2.1 million shares as of August 10, 2005. These stock options have a weighted average exercise price of approximately $17.54 and a remaining weighted average vesting period of approximately 2 years.

     In determining whether it would accelerate the vesting of the options, the Compensation Committee considered its compensation and incentive objectives, as well as the financial and accounting issues resulting from accelerating the vesting of the options prior to the effective date of FAS 123(R). The Company determined that its compensation and incentive objectives would be met, with only an immaterial impact expected on the third quarter 2005 accounting and financial reporting treatment, by accelerating the vesting of certain unvested stock options which were granted to employees during calendar years 2003 and 2004 and during calendar year 2005 through August 10, 2005. The last option grant to employees made prior to this action occurred on February 25, 2005. Had the Company not accelerated the vesting of these options, the Company expects that it would have recognized approximately $6.2 million of long-term incentive compensation expense, net of tax, over the remaining period over which the options would have vested.

     Options held by named executive officers were accelerated as follows:

                                                 NUMBER OF SHARES
                                                    UNDERLYING
                                                    ACCELERATED
             NAME AND PRINCIPAL POSITION              OPTIONS
             -------------------------------   --------------------
             Frank M. Drendel                               242,400
             Chairman and Chief
             Executive
             Officer
             -------------------------------   --------------------
             Brian D. Garrett                                90,634
             President and Chief
             Operating
             Officer
             -------------------------------   --------------------
             Jearld L. Leonhardt                             60,434
             Executive Vice
             President and
             Chief Financial Officer
             -------------------------------   --------------------
             Randall W. Crenshaw                             44,654
             Executive Vice
             President and
             General Manager,
             Enterprise


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  August 12, 2005

                              COMMSCOPE, INC.

                              By: /s/ Jearld L. Leonhardt
                                  ----------------------------------
                                  Jearld L. Leonhardt
                                  Executive Vice President and Chief
                                  Financial Officer